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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               Date of earliest event reported: March 7, 2000



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ---------------------------------------------------
             (Registrant's telephone number, including area code)

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Item 5.  Other Events.

   On March 7, 2000, President Casinos, Inc. (the "Company") announced that on March 15, 2000, the Company will have outstanding $75,000,000 of 13% Senior Notes due September 15, 2001 and $25,000,000 of 12% Secured Notes due September 15, 2001.

  The Company believes it will not be able to meet its obligation to pay the then due and owing interest with respect to the $75,000,000 notes and the $25,000,000 notes. This event constitutes a default under the indentures pursuant to which the notes are secured. If this default continues for thirty days there will be an Event of Default, as defined in the respective indentures, entitling the note holders and the trustee to exercise their remedies under the indentures. The Company believes it will be unable to make the required payments within the thirty-day grace period. The amount of arrearage with respect to the securities issued under indentures is $4,875,000 and $1,500,000, respectively.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c)  Exhibits.  See Exhibit Index.


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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2000

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ James A. Zweifel
                                 -------------------------------------------
                                 James A. Zweifel, Executive Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  99.1     Press Release dated March 7, 2000.